Exhibit 3.1
ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of	Document Number 20090859504-82
/s/ Ross Miller
Ross Miller	Filing Date and Time
Secretary of State	12/15/2009 12:30 PM
State of Nevada
Entity Number
E0640072009-4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	REAL ESTATE RESTORATION AND RENTAL, INC.

2.Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent		CSC Services of Nevada, Inc.
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	10,000,000 shares of blank check preferred 100,000,000 shares of common	Par value Per share:	$0.0001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		Deborah Lovig
Name
	710 Wellingham Drive			Durham	NC	27713
	Street Address			City	State	Zip Code
2
Name

	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	Corporation Service Company			X By: /s/ Elizabeth R. Koniesczny
	Name			Incorporator Signature: Elizabeth R. Konieczny
	502 EAST JOHN STREET			CARSON CITY	NV	89706
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity.
	X By: /s/ Elizabeth R. Koniesczny				12/15/2009
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that REAL ESTATE RESTORATION AND RENTAL, INC., did on December 15, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 16, 2009. /s/ Ross Miller Ross Miller Secretary of State

Certified By: Kathleen Perusse
Certificate Number: C20091215-2092
You may verify this certificate
online at http://www.nvsos.gov/